UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

MOBILE INFRASTRUCTURE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-40415	32-0777356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 W. 4th Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 834-5110

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BEEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 6, 2026, Mobile Infrastructure Corporation (the “Company”) issued a press release (the “Press Release”) announcing that a preliminary, non-binding indication of interest (the “Proposal Letter”) to acquire 100% of the issued and outstanding common stock of the Company was submitted to the board of directors (the “Board”) of the Company by Bombe Asset Management, LLC (“Bombe”).

Bombe is owned and controlled by Stephanie Hogue, the Company’s President and Chief Executive Officer and a member of the Board, and Manuel Chavez III, the Executive Chairman of the Board. Ms. Hogue is a managing partner of Bombe. Mr. Chavez is the founder and a managing partner of Bombe.

A copy of the Proposal Letter is filed as exhibit 99.1 to the Schedule 13D filed by Ms. Hogue and Mr. Chavez with the Securities and Exchange Commission on August 4, 2026.

A copy of the Press Release is furnished hereto as Exhibit 99.1.

The information contained in this Item 7.01 in this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated August 6, 2026

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

Date: August 6, 2026	By:	/s/ Stephanie Hogue
	Name:	Stephanie Hogue
	Title:	President and Chief Executive Officer